UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

Laser Photonics Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41515	84-3628771
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 Technology Park
Lake Mary, FL	32746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	LASE	The NASDAQ Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2026, Carlos Sardinas resigned as Chief Financial Officer of the registrant (“Laser Photonics” or the “Company”). Michael Lockey, who is currently serving as Controller of Laser Photonics, will serve as the Principal Financial and Accounting Officer of Laser Photonics until Laser Photonics finds a new Chief Financial Officer to replace Carlos Sardinas.

Michael Lockey, age 52, joined the Company on March 3, 2025, as Controller responsible for all aspects of interdental and external financial, including the preparation of the Company’s financial statements in accordance with GAAP, SEC, and other regulatory requirements. Mr. Lockey oversees an accounting staff of five members. From October 2023 to December 2024, Mr. Lockey was a consultant serving as a fractional controller for a number of company clients. From December 2018 to October 2023, Mr. Lockey served as Director of Management Services for American Management Services, Inc., overseeing the day-to-day operations and management of all active consulting projects, managing approximately 20 full-time consultants, and from November 2013 to December 2018 was a Senior Consultant and General Manager for American Management Services, Inc. From February 2008 to August 2013, Mr. Lockey served as Chief Financial Officer of PSL North America LLC, a manufacturer of large diameter steel pipes. From April 2006 to January 2008 Mr. Lockey was U.S. Regional Controller for Future Pipe Industries, Inc., overseeing 12 accounting staff members. From April 2005 to April 2006, Mr. Lockey was Controller for Camper City, Inc., an auto parts and supply company, and from September 2000 to April 2005 was Financial Reporting Supervisor for Winn Dixie Stores Inc., a publicly traded company on the New York Stock Exchange, for which he was directly responsible for all aspects of its internal and external financial reporting , as he is now for the Company, and in which he supervised a team of five senior staff accountants. Mr. Lockey received his Masters of Accountancy from the University of North Florida, is licensed as a Certified Public Accountant and is a member of the AICPA.

Qing Lu, who became a member of the Board of Directors of the Company on December 5, 2025, and currently serves as Chief Financial Officer at Addition Financial Credit Union in Orlando, Florida, a 3+ billion financial institution, and now serves as Chairman of the Audit Committee of the Company, as set forth in the Form 8-K filed by the Company on December 11, 2025, represents the Company’s most recent efforts to strengthen its financial reporting expertise.

Item 9.01 Financial Statements and Exhibits.

Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 13, 2026	Laser Photonics Corporation

	By:	/s/ Wayne Tupuola
Wayne Tupuola
President and CEO

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